Exhibit 23.1
Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-211209) pertaining to the 2016 Equity Incentive Plan of OPKO Health, Inc.,

2.	Registration Statement (Form S-8 No. 333-144040) pertaining to the 2007 Equity Incentive Plan of OPKO Health, Inc.,

3.	Registration Statement (Form S-8 No. 333-190899) pertaining to the 2005 Stock Incentive Plan and 2007 Equity Incentive Plan of PROLOR Biotech, Inc. (formerly Modigene Inc.),

4.	Registration Statement (Form S-8 No. 333-190900) pertaining to the 2007 Equity Incentive Plan of OPKO Health, Inc., and

5.	Registration Statement (Form S-8 No. 333-206489) pertaining to the 2003 Employee Incentive Stock Option Plan of BioReference Laboratories, Inc.

of our report dated March 1, 2018 (except for Notes 1, 2, 14 and 15, as to which the date is January 28, 2019), with respect to the consolidated financial statements and schedule of OPKO Health, Inc. and subsidiaries and our report dated March 1, 2018, with respect to the effectiveness of internal control over financial reporting of OPKO Health, Inc. and subsidiaries included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Miami, Florida
January 28, 2019